Exhibit 99.1

CRAGAR INDUSTRIES, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned stockholder of CRAGAR INDUSTRIES, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated February 12, 2004, and hereby appoints Michael L. Hartzmark and Mark Schwartz, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on Friday, March 19, 2004, at 9:00 a.m., Mountain Standard time, at 4909 East McDowell Road, Suite 100, Phoenix, Arizona 85008, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. FOR ☐ AGAINST ☐ the approval of the Agreement and Plan of Merger and Reorganization, dated as of June 13, 2003, by and among Global Entertainment Corporation (“Global Entertainment”), Global Entertainment Acquisition Corp., a wholly owned subsidiary of Global Entertainment, and the Company providing for a merger pursuant to which Cragar would become a wholly owned subsidiary of Global Entertainment.

2. Upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

(Continued, and to be signed and dated, on the reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

Dated ,2004	Signature
Signature
(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Sign, Date, and Return the Proxy Card Promptly Either Via Fax to (775) 831-3337 or Via Regular Mail Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink.